UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 23, 2012

MCG Capital Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-33377	54-1889518
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Wilson Boulevard, Suite 3000, Arlington, VA	22209
(Address of Principal Executive Offices)	(Zip Code)

(703) 247-7500

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On March 23, 2012, MCG Capital Corporation, a Delaware corporation (the “Company”), terminated that certain Corporate Custody Agreement dated November 28, 2001, by and between the Company and PNC Bank, N.A. (“PNC”), as successor in interest to Riggs Bank N.A. After review by the Company of all active investment securities held by PNC on behalf of the Company, the Company determined that it could consolidate its custodial property at Wells Fargo Bank, National Association (“Wells Fargo”). As Wells Fargo maintains the majority of the Company’s current custodial property under the terms of that certain Amended and Restated Custody Agreement dated December 11, 2008, by and between the Company and Wells Fargo, all remaining property held by PNC will be transferred to Wells Fargo or handled in accordance with the Company’s document retention policies.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCG CAPITAL CORPORATION

Date: March 27, 2012	By:	/s/ Stephen J. Bacica
Stephen J. Bacica Chief Financial Officer